UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2023, SmartKem, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Purchasers”), pursuant to which the Company sold, in a private placement, an aggregate of (i) 9,229 shares (the “Series A-1 Preferred Shares”) of the Company’s Series A-1 Convertible Preferred Stock, stated value $1,000 per share (the “Series A-1 Preferred Stock”), initially convertible into an aggregate of 36,916,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) at a conversion price of $0.25 (subject to adjustment in certain circumstances), (ii) 2,950 shares (the “Series A-2 Preferred Shares” and together with the Series A-1 Preferred Shares, the “Preferred Shares”) of the Company’s Series A-2 Convertible Preferred Stock, stated value $1,000 per share (“Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”), initially convertible into an aggregate of 11,800,000 shares of Common Stock at a conversion price of $0.25 (subject to adjustment in certain circumstances) (the shares of Common Stock issuable upon conversion of the Preferred Shares, collectively, the “Conversion Shares”), (iii) Class A Warrants (the “Class A Warrants”), to purchase up to an aggregate of 48,716,000 shares of Common Stock (the “Class A Warrant Shares”) at an exercise price $0.25 per share (subject to adjustment in certain circumstances) and (iv) Class B Warrants (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”), to purchase up to an aggregate of 27,943,860 shares of Common Stock at an exercise price of $0.01 per share (subject to adjustment in certain circumstances) (the “Class B Warrant Shares” and together with the Class A Warrant Shares, the “Warrant Shares”) for aggregate gross proceeds of $12,179,000 (the “Initial Closing” and the date of the Initial Closing, the “Initial Closing Date”). The Company may sell additional shares of Preferred Stock and Warrants under the Purchase Agreement to Purchasers who become parties to the Purchase Agreement for aggregate proceeds of up to $18.0 million, less the gross proceeds received at the Initial Closing in an additional closing (the “Second Closing” and the date of the Second Closing, the “Second Closing Date”) on or prior to 5:00 p.m. (New York time) on June 23, 2023 (the “Offering Termination Date”). The offering of the Preferred Stock and the Warrants by the Company pursuant to the Purchase Agreement is hereinafter referred to as the “Offering”).

For a description of the terms of the Preferred Stock, see Item 5.03 below.

The Warrants expire five years from the issuance date. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Warrant Shares to or by the holders thereof. The exercise price of the Warrants is subject to customary antidilution adjustments in the event of stock splits, reclassifications, recapitalizations and similar events. In addition, prior to the time the Common Stock is listed on a national securities exchange, the Warrants will be entitled to full-ratchet antidilution protection in the event that the Company issues or is deemed to issue shares of Common Stock or Common Stock equivalents at a price less than the then-current exercise price, subject to certain exceptions. In the event of any such adjustment, the number of shares issuable upon exercise of the Warrants will increase so that the aggregate exercise price payable pursuant to the Warrants remains the same.

In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value (as defined in the Warrants) of their Warrants calculated pursuant to the formula set forth in the Warrant and payable in the form of consideration set forth in the Warrants.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

Pursuant to the Purchase Agreement, certain significant Purchasers will have the right to participate in future offerings for a period of 30 months from the Initial Closing Date, the right prior to the time that the Common Stock is listed on a national securities exchange (the “Uplisting Effective Date”) to adjust the terms of their investment in the event that the Company issues securities on terms deemed by such Purchaser to be more favorable than the Offering and the right for a period of two years from the Initial Closing Date to exercise their participation right by contributing shares of Series A-1 Preferred Stock having a stated value equal to the cash purchase price otherwise payable in such offering. In the Purchase Agreement, the Company agreed that (i) it will not use cash from operating activities of more than an average of $2.8 million for any consecutive three-month period, subject to certain exceptions, (ii) it will not, for a period ending on the 30-month anniversary of the Initial Closing Date, issue Common Stock or Common Stock equivalents with an effective price per share of Common Stock that is or may become lower than the then-effective Series A-1 Conversion Price (as defined below) without the consent of Purchasers holding at least 65% of the outstanding shares of Series A-1 Preferred Stock, which must include AIGH Investment Partners LP and its affiliates (“AIGH”) for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement, (iii) promptly following the Initial Closing and prior to the Uplisting Effective Date, the Board of Directors of the Company will appoint a director, reasonably satisfactory to the placement agents for the Offering, meeting the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, Rule 10A-3(b)(i) thereunder and Nasdaq Marketplace Rule 5605(c)(2) and who qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K, and (iv) it will use commercially reasonable efforts to obtain stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate the classification of the Company’s board of directors effective upon the listing of the Common Stock on a national securities exchange (the “Board Structure Proposal”).

In the Purchase Agreement, Purchasers acquiring shares of Series A-1 Preferred Stock agreed to vote their shares of Series A-1 Preferred Stock and Common Stock in favor of the adoption of a proposal to effect a reverse split of the outstanding shares of the Common Stock at a ratio to be determined and, to the extent applicable, in favor of the Board Structure Proposal.

The Special Equities Group, a division of Dawson James Securities, Inc., and Katalyst Securities LLC acted as the Company’s placement agents in connection with the Offering (the “Placement Agents”). Pursuant to the terms of the amended and restated engagement letter between the Company and the Placement Agents, the Placement Agents are entitled to a cash fee of 8% of the gross proceeds of the Offering. In connection with the Initial Closing, the Placement Agents deferred their cash fee until the earlier of the Second Closing Date and the Offering Termination Date. In addition, under the engagement letter the Company agreed to issue to the Placement Agents or their designees at the final closing of the Offering warrants (the “Placement Agent Warrants”) to purchase up to 8% of the aggregate number of shares of common stock underlying the Preferred Stock at the initial conversion price of $0.25. The Placement Agent Warrants will have an exercise price of $0.25 per share. The Placement Agent Warrants will be exercisable beginning on the 180-day anniversary of the earlier of (x) the Second Closing Date and (y) the Offering Termination Date and will expire five years from the Initial Closing Date. The Company also agreed to pay the Placement Agents a non-accountable legal expense allowance of $30,000, $15,000 of which was deferred to until the earlier of the Second Closing and the Offering Termination Date.

In connection with the Offering, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register for resale (i) the Conversion Shares, (ii) the Class A Warrant Shares, (iii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Preferred Stock or the Class A Warrants, (iv) any shares of Common Stock issued in lieu of cash dividends on the Series A-1 Preferred Stock and (v) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (together, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Conversion Shares and the Series A Warrant Shares on or before the 45-day anniversary of the earlier of (x) the Second Closing Date and (y) the Offering Termination Date and to use its commercially reasonable efforts to cause such registration statement to declared effective by the SEC by the 135-day anniversary of the of the earlier of (x) the Second Closing Date and (y) the Offering Termination Date and to keep such registration statement continuously effective until the date that all Registrable Securities covered by such registration statement (a) have been sold, thereunder or pursuant to Rule 144, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Company will be obligated to pay certain liquidated damages to the Purchasers if the Company fails to file such registration statement when required, fails to cause such registration statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of such registration statement pursuant to the terms of the Registration Rights Agreement. The Registration Rights Agreement also provides the Purchasers with “piggy-back” registration rights in certain circumstances if there is not an effective registration statement covering all of the Registerable Securities.

In connection with the Offering, the Company entered into a consulting agreement pursuant to which the Company issued additional Class B Warrants (the “Consultant Warrants”) to purchase up to 1,200,000 shares of Common Stock (the “Consultant Warrant Shares”) to a consultant in exchange for services to be provided to the Company.

The Purchase Agreement, the Registration Rights Agreement and the forms of Class A Warrant, Class B Warrant and Placement Agent Warrant are attached as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3 hereto, respectively. The descriptions of the terms of the Purchase Agreement, the Registration Rights Agreement, the Class A Warrants, the Class B Warrants and Placement Agent Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits.

The Company issued a press release on June 15, 2023 announcing the Initial Closing of the Offering which press release is attached as Exhibits 99.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities

The description of the issuance of the Preferred Stock, the Warrants, the Placement Agent Warrants and the Consultant Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The Preferred Shares, the Warrants, Placement Agent Warrants and the Consultant Warrants are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder. The Conversion Shares, the Warrant Shares, the Placement Agent Warrant Shares and the Consultant Warrant Shares will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the terms of the Preferred Stock under Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A-1 Preferred Stock

On June 14, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware designating 18,000 shares out of the authorized but unissued shares of its preferred stock as Series A-1 Preferred Stock with a stated value of $1,000 per share (the “Series A-1 Certificate of Designation”). The following is a summary of the principal terms of the Series A-1 Preferred Stock as set forth in the Series A-1 Certificate of Designation:

Dividends

The holders of Series A-1 Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. In addition, in the event that on the 18th month anniversary of the Closing Date, the trailing 30-day VWAP (as defined in the Series A-1 Certificate of Designation) is less than the then-effective Series A-1 Conversion Price, the Series A-1 Preferred Stock will begin accruing dividends at the annual rate of 19.99% of the stated value thereof (the “Series A-1 Dividend”). The Series A-1 Dividend would be paid in cash, or, at the option of the Company if certain equity conditions are met, in shares of Common Stock at a price per share equal to ninety percent (90%) of the trailing 10-day VWAP for the last 10 trading date prior to the date the Series A-1 Dividend is paid.

Voting Rights

The shares of Series A-1 Preferred Stock have no voting rights, except (a) the right to vote, with the holders of Common Stock, as a single class, on any resolution presented to stockholders for the purpose of obtaining approval of a proposed amendment to the Charter to effect a reverse split of the outstanding shares of the Common Stock at a ratio to be determined, with each share of Series A-1 Preferred Stock entitled to vote on an as-converted basis and (b) to the extent required by the Delaware General Corporation Law (the “DGCL”).

As long as any shares of Series A-1 Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Series A-1 Preferred Stock which must include AIGH for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement (a) alter or change the powers, preferences or rights given to the Series A-1 Preferred Stock, (b) alter or amend the Charter, the Series A-1 Certificate of Designation, the Series A-2 Certificate of Designation (as defined below) or the bylaws of the Company (the “Bylaws”) in such a manner so as to materially adversely affect any rights given to the Series A-1 Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series A-1 Preferred Stock, other than the Series A-2 Preferred Stock, (d) increase the number of authorized shares of Series A-1 Preferred Stock, (e) issue any Series A-1 Preferred Stock except pursuant to the Purchase Agreement, or (f) enter into any agreement to do any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series A-1 Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the Common Stock or any other series of preferred stock (other than the Series A-2 Preferred Stock).

Conversion

The Series A-1 Preferred Stock is convertible into Common Stock at any time at a conversion price of $0.25, subject to adjustment for certain anti-dilution provisions set forth in the Series A-1 Certificate of Designation (the “Series A-1 Conversion Price”). Upon conversion the shares of Series A-1 Preferred Stock will resume the status of authorized but unissued shares of preferred stock of the Company.

Conversion at the Option of the Holder

The Series A-1 Preferred Stock is convertible at the then-effective Series A-1 Conversion Price at the option of the holder at any time and from time to time.

Mandatory Conversion at the Option of the Company

So long as certain equity conditions are satisfied, the Company may give notice requiring the holders to convert all of the outstanding shares of Series A-1 Preferred Stock into shares of Common Stock at the then-effective Series A-1 Conversion Price.

Beneficial Ownership Limitation

The Series A-1 Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A-1 Preferred Stock will, as holders of Series A-1 Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any of our other securities.

Redemption

The shares of Series A-1 Preferred Stock are not redeemable by the Company.

Negative Covenants

As long as any Series A-1 Preferred Stock is outstanding, unless the holders of more than 50% in stated value of the then outstanding shares of Series A-1 Preferred Stock shall have otherwise given prior written consent (which must include AIGH for so long as AIGH is holding at least $1,500,000 in aggregate stated value of Series A-1 Preferred Stock acquired pursuant to the Purchase Agreement), the Company cannot, subject to certain exceptions, (a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, (b) enter into, create, incur, assume or suffer to exist any liens, (c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock equivalents or junior securities, (d) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company, (e) declare or pay a dividend on junior securities or (f) enter into any agreement with respect to any of the foregoing.

Trading Market

There is no established trading market for any of the Series A-1 Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A-1 Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A-1 Preferred Stock will be limited.

Series A-2 Preferred Stock

On June 14, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of the State of Delaware designating 18,000 shares out of the authorized but unissued shares of its preferred stock as Series A-2 Preferred Stock with a stated value of $1,000 per share (the “Series A-2 Certificate of Designation”). The following is a summary of the principal terms of the Series A-2 Preferred Stock as set forth in the Series A-2 Certificate of Designation:

Dividends

The holders of Series A-2 Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Voting Rights

The shares of Series A-2 Preferred Stock have no voting rights, except to the extent required by the DGCL.

As long as any shares of Series A-2 Preferred Stock are outstanding, the Company may not, without the approval of a majority of the then outstanding shares of Series A-2 Preferred Stock (a) alter or change the powers, preferences or rights of the Series A-2 Preferred Stock, (b) alter or amend the Charter, the Series A-2 Certificate of Designation or the Bylaws in such a manner so as to materially adversely affect any rights given to the Series A-2 Preferred Stock, (c) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A-2 Preferred Stock or (d) enter into any agreement to do any of the foregoing.

Liquidation

 Upon a Liquidation, the then holders of the Series A-2 Preferred Stock are entitled to receive out of the assets available for distribution to stockholders of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior and in preference to the Common Stock or any other series of preferred stock (other than the Series A-1 Preferred Stock).

Conversion

The Series A-2 Preferred Stock is convertible into Common Stock at any time at a conversion price of $0.25, subject to adjustment for certain anti-dilution provisions set forth in the Series A-2 Certificate of Designation (the “Series A-2 Conversion Price”). Upon conversion the shares of Series A-2 Preferred Stock will resume the status of authorized but unissued shares of preferred stock of the Company.

Conversion at the Option of the Holder

The Series A-2 Preferred Stock is convertible at the then-effective Series A-2 Conversion Price at the option of the holder at any time and from time to time.

Automatic Conversion

On the trading day immediately preceding the date on which shares of Common Stock commence trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange all, but not less than all, of the outstanding shares of Series A-2 Preferred Stock shall automatically convert, without any action on the part of the holder thereof and without payment of any additional consideration, into that number of shares of Common Stock determined by dividing the stated of such share of Series A-2 Preferred Stock by the then applicable Series A-2 Conversion Price.

Beneficial Ownership Limitation

The Series A-2 Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series A-2 Preferred Stock will, as holders of Series A-2 Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any of our other securities.

Redemption

The shares of Series A-2 Preferred Stock are not redeemable by the Company.

Trading Market

There is no established trading market for any of the Series A-2 Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series A-2 Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A-2 Preferred Stock will be limited.

The Series A-1 Certificate of Designation and the Series A-2 Certificate of Designation are attached as Exhibits 3.1 and 3.2 hereto, respectively. The summaries above are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Preferred Stock
4.1	Form of Class A Warrant
4.2	Form of Class B Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated June 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: June 15, 2023	By:	/s/ Barbra Keck
Barbra Keck
Chief Financial Officer